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                                                                     EXHIBIT 3.1

                           FIRST POTOMAC REALTY TRUST
                      ARTICLES OF AMENDMENT AND RESTATEMENT

THIS IS TO CERTIFY THAT:

         FIRST: The Declaration of Trust of First Potomac Realty Trust, a Maryland real estate investment trust (the "Company"), is hereby amended and restated.

         SECOND: The following provisions are all of the provisions of the Declaration of Trust as amended and restated:

                           FIRST POTOMAC REALTY TRUST
                 FIRST AMENDED AND RESTATED DECLARATION OF TRUST

         This FIRST AMENDED AND RESTATED DECLARATION OF TRUST (the "Declaration of Trust") is made as of the date set forth above by the Trustees.

         WHEREAS, the Trustees have created a real estate investment trust under the laws of the State of Maryland; and

         WHEREAS, the Trustees desire to amend and restate the Declaration of Trust of the Company; and

         WHEREAS, the Trustees desire that the Trust qualify as a "real estate investment trust" under Title 8, so long as such qualification, in the opinion of the Trustees, is advantageous to the holders of beneficial interest in the Trust; and

         WHEREAS, the beneficial interest in the Trust shall be divided into transferable shares of one or more series or classes;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all property which they have or may hereafter acquire as such Trustees, together with the proceeds thereof, and manage the Trust Property for the benefit of the holders of beneficial interest in the Trust as provided by this Declaration of Trust.

                                    ARTICLE I

                             THE TRUST; DEFINITIONS

         SECTION 1.1 Name. The name of the Trust is:

                           FIRST POTOMAC REALTY TRUST

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So far as may be practicable, the business of the Trust shall be conducted and transacted under such name, and such name (and the word "Trust" whenever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally and shall not refer to the Shareholders, or to any officers, employees or agents of the Trust or of the Trustees.

         Under circumstances in which the Trustees determine that the use of the name set forth in this Section is not practicable or desirable, they may use any other designation or name for the Trust.

         SECTION 1.2 Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland is Douglas J. Donatelli, 7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland 20814. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

         SECTION 1.3 Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or, except as provided in Section 10.4, a corporation.

         SECTION 1.4 Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes set forth in this Declaration of Trust, including engaging in business as a REIT.

         SECTION 1.5 REIT Qualification. The Board of Trustees shall use its best efforts to cause the Trust to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board of Trustees shall take such actions as are necessary, and may take such actions as it deems desirable, to preserve the status of the Trust as a REIT. In the event the Board of Trustees determines that it is no longer in the best interests of the Trust to qualify as a REIT, the Board of Trustees shall take such actions as are required by the Code, the Annotated Code of Maryland and other applicable law to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Shareholders. The affirmative vote of the holders of not less than a majority of the Shares outstanding and entitled to vote thereon shall be required to terminate voluntarily the Trust's status as a REIT.

         SECTION 1.6 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

                  "Bylaws" means the Bylaws of the Trust, as the same may be amended from time to time.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

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                  "Common Shares" means the common shares of beneficial
interest, par value $0.001 per share, of the Trust as referenced in Section 4.2.

                  "Conflicting Provisions" shall have the meaning set forth in
Section 10.3(a) of this Declaration of Trust.

                  "Declaration of Trust" means this Declaration of Trust, as the same may be amended or supplemented from time to time.

                  "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company or other entity, or any government and agency or political subdivision thereof, and also includes a group as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time.

                  "Preferred Shares" means the Preferred Shares of the Trust as referenced in Section 4.3.

                  "REIT" shall mean "real estate investment trust" as that term is used in the Code.

                  "Securities" means the Shares, any stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities of the Trust" means any Securities issued by the Trust.

                  "Shareholders" means holders of record of outstanding Shares.

                  "Shares" means transferable shares of beneficial interest of the Trust of any class or series.

                  "Title 8" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as the same may be amended from time to time.

                  "Trust" means the real estate investment trust which is the subject of this Declaration of Trust.

                  "Trustees" means, initially, the individuals named in Section
2.2 of this Declaration of Trust and all other individuals who have been duly elected and qualified as trustees of the Trust hereunder so long as such individuals continue in office.

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                  "Trust Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees, as such (including all rents, income, profits and gains therefrom), which property is owned or held by, or for the account of, the Trust or the Trustees, as such.

                                   ARTICLE II

                                    TRUSTEES

         SECTION 2.1 Number. The number of Trustees shall be seven (7), which number may thereafter be increased or decreased by the Trustees then in office from time to time; provided, however, the total number of Trustees at any time shall be not fewer than one (1) and not more than fifteen (15).

         SECTION 2.2 Trustees; Term. The name and address of the current Trustees who shall serve until the 2004 annual meeting of Shareholders and until their successors are duly elected and qualify or until their earlier resignation or removal are:

       Name                                   Address
       ----                                   -------
Douglas J. Donatelli             c/o 7200 Wisconsin Avenue, Suite 310
                                 Bethesda, Maryland 20814

Louis T. Donatelli               c/o 7200 Wisconsin Avenue, Suite 310
                                 Bethesda, Maryland 20814

Robert H. Arnold                 c/o 7200 Wisconsin Avenue, Suite 310
                                 Bethesda, Maryland 20814

Richard B. Chess                 c/o 7200 Wisconsin Avenue, Suite 310
                                 Bethesda, Maryland 20814

R. Michael McCullough            c/o 7200 Wisconsin Avenue, Suite 310
                                 Bethesda, Maryland 20814

Terry L. Stevens                 c/o 7200 Wisconsin Avenue, Suite 310
                                 Bethesda, Maryland 20814

John Roderick Heller, III        c/o 7200 Wisconsin Avenue, Suite 310
                                 Bethesda, Maryland 20814

         At each succeeding annual meeting of Shareholders, the successors to the Trustees whose terms shall expire that year shall be elected to serve for a term of one (1) year and until their respective successors shall have been duly elected and qualified to serve as such.

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         SECTION 2.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the remaining Trustees of such written notice or upon any future date specified in the notice. A Trustee may be removed, with or without cause, at a meeting of Shareholders called for that purpose only by the affirmative vote of the holders of not less than a majority of all votes entitled to be cast for the election of Trustees. Upon the resignation or removal of any Trustee, or such Trustee's otherwise ceasing to be a Trustee, such Trustee shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in such Trustee's name, and shall account to the remaining Trustees as they require for all Trust Property which such Trustee holds as Trustee. Upon the incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in such Trustee's name, and shall account to the remaining Trustees as they require for all Trust Property which such Trustee holds as Trustee.

         SECTION 2.4 Legal Title. Legal title to all Trust Property shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee, or the Trust, or any other Person as nominee. The right, title and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section
2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.

                                   ARTICLE III

                               POWERS OF TRUSTEES

         Subject to the express limitations herein or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Trustees and (b) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees. Any construction of this Declaration of Trust or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive. The powers of the Trustees shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the general laws of the State of Maryland as now or hereafter in force, and the Trustees shall have and exercise all powers which

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they deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.

                                   ARTICLE IV

                                     SHARES

         SECTION 4.1 Shares.

                  (a) The beneficial interest in the Trust shall be divided into Shares. The total number of Shares which the Trust has authority to issue is Two Hundred Million (200,000,000), and shall consist of One Hundred Fifty Million (150,000,000) Common Shares and Fifty Million (50,000,000) Preferred Shares, which may comprise one or more series or classes, and such other types, series or classes of Securities of the Trust as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Trust. Shares may be issued for such consideration as the Trustees determine or, if issued as a result of a Share dividend, Share split or similar transaction, or if issued in accordance with Section 207 of Title 8, without any consideration, in which case all Shares so issued by the Trust shall be fully paid and nonassessable.

                  (b) The Trustees may amend this Declaration of Trust from time to time to increase or decrease the aggregate number of Shares of any class that the Trust has the authority to issue.

                  (c) Notwithstanding any other provision of this Declaration of Trust, the Trustees may increase or decrease the number of, alter the designation of, classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing such Shares, the terms, preferences, conversion and other rights, including but not limited to voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class of Shares, and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

         SECTION 4.2. Common Shares. The Common Shares shall have a par value of $0.001 per share and, subject to the provisions of Article V with respect to Excess Shares (as defined in Article V), shall entitle the holders thereof to one vote per Common Share on a non-cumulative basis on all matters upon which Shareholders are entitled to vote pursuant to Section 6.2, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, preemptive, appraisal, conversion or exchange rights. Subject to the express terms of any class of Common Shares outstanding at the time, and notwithstanding any other provision of this Declaration of Trust, the Trustees may increase or decrease the number of, alter the designation of, classify or reclassify any unissued Common Shares by setting or changing, in any one or more respects, from time to time before issuing such Common Shares, subject to the provisions of
Article V regarding Excess Shares, the terms, preferences, conversion and other rights, including but not limited to voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class of Common Shares, and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

         SECTION 4.3 Preferred Shares. The Preferred Shares shall have a par value of $0.001 per share. The Trustees are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares and, with respect to any such series, to fix the numbers, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and other terms or conditions of redemption of such series. Subject to the express terms of any class of Preferred Shares outstanding at the time, and notwithstanding any other provision of the Declaration of Trust, the Trustees may increase or decrease the number of, alter the designation of, or classify or reclassify any unissued Preferred Shares by setting or changing, in any one or more respects, from time to time before issuing such Preferred Shares, subject to the provisions of
Article V regarding Excess Shares, the terms, preferences, conversion and other rights, including but not limited to voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any series of Preferred Shares, and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in the substance and form as prescribed by Maryland law.

         SECTION 4.4 Dividends or Distributions. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT provisions of the Code; provided, however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The exercise of the powers and rights of the Trustees pursuant to this Section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

         SECTION 4.5 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust or in the resolution creating any class or series of Shares. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or of any Trust Property. The death of a Shareholder shall not terminate the Trust or give such Shareholder's legal representative any rights against other Shareholders, the Trustees or the Trust Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder.

         SECTION 4.6 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fractional Share by the Person entitled to it, or pay cash for the fair value of a fraction of a Share.

         SECTION 4.7 Divisions and Combinations. Subject to an express provision to the contrary in the terms of any class or series of Shares hereafter authorized, the Trustees shall have the power to divide or combine the outstanding Shares of any class or series of Shares, without a vote of the Shareholders.

         SECTION 4.8 Business Combination Opt-out. Notwithstanding any other provision of this Declaration of Trust or the Bylaws, Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any business combination between the Trust and any holder of shares of beneficial interest of the Trust.

                                    ARTICLE V
                            RESTRICTION ON TRANSFER,
                      ACQUISITION AND REDEMPTION OF SHARES;
                           EXCHANGE FOR EXCESS SHARES

         SECTION 5.1 Definitions. For the purposes of this Article V, the following terms shall have the following meanings:

         "Aggregate Share Ownership Limit" shall mean Shares with an aggregate value equal to 8.75%, or such greater percentage as determined in accordance with Section 5.10, of the value of the outstanding Shares. The value of outstanding Shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes.

         "Beneficially Own" shall mean to own Shares directly or to be treated as owning Shares under the constructive ownership rules in Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficial Ownership," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Charitable Beneficiary" shall mean one or more organizations described in Sections 170(b)(1)(A ) or 170(c) of the Code which shall be the beneficiaries of the Charitable Trust.

         "Charitable Trust" shall mean the trust established for the benefit of the Charitable Beneficiary pursuant to Section 5.15 for which the Trust is the trustee, interests in which shall be allocated in accordance with the provisions of Section 5.19.

         "Closing Date of the Initial Public Offering" shall mean the time and date of payment for and delivery of Common Shares issued pursuant to the Initial Public Offering, excluding the Common Shares issuable upon exercise of the over-allotment option granted in connection with the Initial Public Offering.

         "Common Share Ownership Limit" shall mean that number of Common Shares which equals the lesser of (i) 8.75%, or such greater percentage as determined in accordance with Section 5.10, of the number of outstanding Common Shares and
(ii) 8.75%, or such greater percentage as determined in accordance with Section 5.10, of the value of the outstanding Common Shares. The number of and value of outstanding Common Shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes.

         "Constructively Own" shall mean to own Shares directly or to be treated as owning Shares under the constructive ownership rules in Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructive Ownership," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         "Constructive Share Ownership Limit" shall mean shall mean (i) for Persons who are not members of the Donatelli Group, Shares with an aggregate value equal to 8.75%, or such greater percentage as determined in accordance with Section 5.10, of the value of the outstanding Shares and (ii) for members of the Donatelli Group, in the aggregate, Shares with an aggregate value equal to 14.9%, or such greater percentage as determined in accordance with Section 5.10, of the value of the outstanding Shares; provided, however, that the 14.9% limitation (as it may be adjusted in accordance with Section 5.10) shall be reduced to 9.9% immediately prior to any time that (x) members of the Donatelli Group, in the aggregate, Constructively Own a 10% or greater interest in a direct or indirect tenant of the Trust from whom the Trustees anticipate the Trust will derive more than $200,000 in gross income during the current taxable year and (y) as a result of such Constructive Ownership by the members of the Donatelli Group, the Trust would be treated as Constructively Owning a 10% or greater interest in such direct or indirect tenant of the Trust. For these purposes and for purposes of Sections 5.11 and 5.12 hereof, a "10% or greater interest" shall mean, in the case of a tenant that is treated as a corporation for federal income tax purposes, an interest in the stock of such tenant that possesses 10% or more of the total combined voting power of such tenant's stock or 10% or more of the total value of all classes of stock of such tenant and, in the case of a tenant that is not treated as a corporation for federal income tax purposes, an interest of 10% or more in the assets or net profits of such tenant. The value of outstanding Shares and the anticipated rents from direct or indirect tenants of the Trust shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes.

         "Donatelli Group" shall include Louis T. Donatelli, Douglas J. Donatelli and each Person (other than the Trust) to whom Shares actually owned by either Louis T. Donatelli or Douglas J. Donatelli would be attributed under the constructive ownership rules of either Section 544 of the Code, as modified by Section 856(h) of the Code, or Section 318(a) of the Code, as modified by
Section 856(d)(5) of the Code.

         "Donatelli Group Aggregate Share Ownership Limit" shall mean Shares with an aggregate value equal to 14.9%, or such greater percentage as determined in accordance with Section 5.10, of the value of the outstanding Shares. The value of outstanding Shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes.

         "Donatelli Group Common Share Ownership Limit" shall mean that number of Common Shares which equals the lesser of (i) 14.9%, or such greater percentage as determined in accordance with Section 5.10, of the number of outstanding Common Shares and (ii) 14.9%, or such greater percentage as determined in accordance with Section 5.10, of the value of the outstanding Common Shares. The number of and value of outstanding Common Shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes.

         "Excess Shares" shall have the meaning ascribed to it in Section 5.3.

         "Initial Public Offering" means the sale of Common Shares pursuant to the Trust's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

         "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange, Inc. (the "Exchange") of Common Shares or Preferred Shares, as the case may be, on the trading date immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price of, or the average of the closing bid and asked prices for, Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the fair market value of Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Trustees.

         "OP Units" shall mean units of limited partnership of the Operating Partnership.

         "Operating Partnership" shall mean First Potomac Realty Investment, L.P., a Delaware limited partnership.

         "Person" shall mean a Person as defined in Article I.

         "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer or other event which results in Excess Shares, (i) in the case of a purported Transfer, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 5.2, or (ii) in the case of an event other than a Transfer that results in Excess Shares, the purported beneficial owner for whom the record holder holds such Shares.

         "Purported Record Transferee" shall mean, with respect to any purported Transfer or other event which results in Excess Shares, (i) in the case of a purported Transfer that results in Excess Shares, the record holder of the Shares, if such Transfer had been valid under Section 5.2, or (ii) in the case of an event other than a Transfer that results in Excess Shares, the record holder of such Shares.

         "Restriction Termination Date" shall mean the first day after the Closing Date of the Initial Public Offering on which the Trustees and the Shareholders determine that it is no longer in the best interests of the Trust to attempt to, or to continue to, qualify as a REIT.

         "Share Ownership Limit" shall mean all or any of the Aggregate Share Ownership Limit, the Common Share Ownership Limit, the Constructive Share Ownership Limit, the Donatelli Group Aggregate Share Ownership Limit or the Donatelli Group Common Share Ownership Limit.

         "Special Trustee" shall mean the Trust in its capacity as trustee for the Charitable Trust, and any successor trustee appointed by the Trust.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise). The terms "Transfers" and "Transferred" shall have the correlative meanings.

         SECTION 5.2 Ownership Limitations. Subject to any exemptions granted pursuant to Section 5.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, the ownership of Shares shall be limited as follows:

         (a)      A Person who is not a member of the Donatelli Group shall not
(i) Beneficially Own Common Shares in excess of the Common Share Ownership Limit, or (ii) Beneficially Own Shares in excess of the Aggregate Share Ownership Limit or (iii) Constructively Own Shares in excess of the Constructive Share Ownership Limit. The members of the Donatelli Group shall not, in the aggregate, (x) Beneficially Own Common Shares in excess of the Donatelli Group Common Share Ownership Limit, or (y) Beneficially Own Shares in excess of the Donatelli Group Aggregate Share Ownership Limit or (z) Constructively Own Shares in excess of the Constructive Share Ownership Limit. For purposes of applying each Share Ownership Limit to a Beneficial Owner or Constructive Owner of Shares, all Shares that are treated as Beneficially Owned or Constructively Owned, as the case may be, by that Beneficial Owner or Constructive Owner, shall be treated as if they were outstanding Shares of the Trust.

         (b) Any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in excess of any of the limitations set forth in Section 5.2(a) shall be void ab initio as to the Transfer of such Shares which would otherwise be Excess Shares; and the intended transferee shall acquire no rights in such Shares.

         (c) Any Transfer that, if effective, would result in Shares being owned by fewer than 100 Shareholders (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

         (d) Any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

         SECTION 5.3 Excess Shares.

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

         (a)      If, notwithstanding the other provisions contained in this
Article V, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Trust or other event such that any Person would Beneficially Own or Constructively Own Shares in excess of any of the ownership limitations set forth in Section 5.2(a), then, except as otherwise provided in Section 5.12, such Shares in excess of the ownership limitations set forth in Section 5.2(a) (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article V. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer, change in capital structure or other event.

         (b)      If, notwithstanding the other provisions contained in this
Article V, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Trust or other event which, if effective, would cause the Trust to become "closely held" within the meaning of
Section 856(h) of the Code, then the Shares being Transferred, or as to which there was a change in Beneficial Ownership or Constructive Ownership as a result of such change in capital structure or other event, which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article V. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer, change in capital structure or other event.

         SECTION 5.4 Prevention of Transfer. If the Trustees or their designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 5.2 or that a Person intends to acquire or has attempted to acquire ownership of any Shares that, if consummated, would result in a violation of Section 5.2, the Trustees or their designee shall take such action as they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 5.2(c) or (d) shall automatically result in the designation and treatment described in Section 5.3, irrespective of any action (or non-action) by the Trustees.

         SECTION 5.5 Notice to Trust. Any Person who Beneficially Owns, Constructively Owns, acquires or attempts to acquire Shares in violation of
Section 5.2, or any Person who is a transferee such that Excess Shares result under Section 5.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such Beneficial Ownership, Constructive Ownership or event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such on the Trust's status as a REIT.

         SECTION 5.6 Information for Trust. From and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date:

         (a) Every record holder of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such record holder, the identity of the actual owner or actual owners of the Shares held of record by such record holder and the maximum number of shares actually owned by each such actual owner through such record holder during the preceding calendar year. For these purposes, the "actual owner" of a Share is the Person required to include in gross income for federal tax purposes dividends on such Share. Each such record holder shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

         (b) Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         SECTION 5.7 Other Action by Trustees. Nothing contained in this Article V shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a REIT.

         SECTION 5.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 5.1 and the determination of which shares became Excess Shares in particular circumstances, the Trustees shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to them.

         SECTION 5.9 [Intentionally Omitted]

         SECTION 5.10 Increase in Ownership Limits. Subject to the limitations provided in Section 5.11, the Trustees may from time to time increase one or more of the Share Ownership Limits; provided, however, that no increase in any Share Ownership Limit shall be effective without the prior affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote.

         SECTION 5.11 Limitations on Changes in Ownership Limits.

         (a) Except as may occur in connection with action taken by the Trustees to terminate the status of the Trust as a real estate investment trust under the REIT provisions of the Code, no Share Ownership Limit may be increased (nor may any exemptions from any Share Ownership Limit be granted under Section 5.12) if, after giving effect to such increase (or grant), (i) five Beneficial Owners that are treated as individuals for purposes of Section 542 of the Code could Beneficially Own, in the aggregate, more than 49.9% in value (determined as provided in the definition of "Aggregate Share Ownership Limit") of the outstanding Shares or (ii) any Person or group of Persons each of whom Constructively Own 10% or more of the value of the outstanding Shares could, in the aggregate, Constructively Own, other than as a result of the Trust's direct or Constructive Ownership, a 10% or greater interest in a direct or indirect tenant of the Trust from whom the Trustees anticipate the Trust will derive more than $200,000 in gross income during the current taxable year.

         (b) Prior to the modification of any Share Ownership Limit pursuant to Section 5.10, the Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

         SECTION 5.12 Exemptions by Trustees. The Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Trustees, and upon at least 15 days written notice from a Transferee prior to the proposed Transfer which, if consummated, would result in a violation of one or more of the ownership limitations set forth in
Section 5.2(a), and upon such other conditions as the Trustees may direct, may exempt a Person from one or more of the ownership limitations set forth in
Section 5.2(a); provided, however, that no exemption from any ownership limitation set forth in Section 5.2(a) shall be effective if, after giving effect to such exemption, (i) five Beneficial Owners that are treated as individuals for purposes of Section 542 of the Code could, in the aggregate, Beneficially Own more than 49.9% in value (determined as provided in the definition of "Aggregate Share Ownership Limit") of the outstanding Shares, assuming for this purpose that each such Beneficial Owner Beneficially Owns the greater of (x) the greatest number or percentage of Shares such Person could own without violating any of the ownership limitations set forth in Section 5.2(a) or (y) the greatest number or percentage of Shares such Beneficial Owner is permitted to own pursuant to this Section 5.12 or any other provision of this Agreement or (ii) any Person or group of Persons each of whom Constructively Own 10% or more of the value of the outstanding Shares could, in the aggregate, Constructively Own, other than as a result of the Trust's direct or Constructive Ownership, a 10% or greater interest in a direct or indirect tenant of the Trust from whom the Trustees anticipate the Trust will derive more than $200,000 in gross income during the current taxable year.

         SECTION 5.13 Legend. Each certificate for Shares shall bear substantially the following legend:

                  The securities represented by this certificate are subject to restrictions on ownership and transfer contained in the Declaration of Trust of the Trust for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. A copy of the Declaration of Trust and information about the restrictions in effect will be furnished by the Trust to any holder of this certificate upon request and without charge. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust. If the restrictions on ownership or transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in the Charitable Trust by the Trust.

         SECTION 5.14 Severability. If any provision of this Article V or any application of any such provision is determined to be void, invalid or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         SECTION 5.15 Charitable Trust for Excess Shares. Upon any purported Transfer or other event that results in Excess Shares pursuant to Section 5.3, such Excess Shares shall be deemed to have been transferred to the Trust, as Special Trustee of the Charitable Trust for the exclusive benefit of the Charitable Beneficiary or Beneficiaries. Excess Shares so held in trust shall be issued and outstanding Shares. Neither the Purported Record Transferee nor the Purported Beneficial Transferee shall have any rights in such Excess Shares.

         SECTION 5.16 Dividends on Excess Shares. Excess Shares shall be entitled to dividends or other distributions which shall be paid to the Special Trustee for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that the Shares have become Excess Shares shall be repaid to the Special Trustee and held for the exclusive benefit of the Charitable Beneficiary. Any dividend declared and unpaid shall be void ab initio as to the Purported Record Transferee or the Purported Beneficial Transferee and shall be repaid to the Special Trustee and held for the exclusive benefit of the Charitable Beneficiary.

         SECTION 5.17 Liquidation Distributions for Excess Shares. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Trustees, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, the Special Trustee, as holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares of the same series and Excess Shares constituting Preferred Shares of the same series and in the case of Excess Shares constituting Common Shares, ratably with each other holder of Common Shares of the same class and Excess Shares constituting Common Shares of the same class, that portion of the assets of the Trust available for distribution to the Shareholders as the number of Excess Shares held by such holder bears to the total number of (a) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares of the same series and (b) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares of the same class. The Special Trustee shall distribute any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust in accordance with the priorities and limitations set forth in Section 5.19, and as if such assets were the proceeds from the disposition of the Excess Shares with respect to which the distribution is received.

         SECTION 5.18 Voting Rights for Excess Shares. The holder of Excess Shares shall not be entitled to vote on any matter, and subject to Maryland law, effective as of the date that Shares have been transferred to the Special Trustee, the Special Trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Trust that Shares have been transferred to the Special Trustee and (ii) to recast such vote in accordance with the desires of the Special Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Special Trustee shall not have the authority to rescind and recast such vote. The Special Trustee shall be deemed to have been given an irrevocable proxy by such holder of Excess Shares to vote the shares for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article V, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

         SECTION 5.19 Non-Transferability of Excess Shares. Excess Shares shall not be transferable except in a Transfer to which the Special Trustee is a party. Subject to Section 5.20, within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Special Trustee shall sell the shares held in the Charitable Trust to a person, designated by the Special Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 5.2. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Special Trustee shall distribute the net proceeds of the sale to the Purported Beneficial Transferee and to the Charitable Beneficiary as provided in this Section 5.19. If such a transfer is made by the Trust, the proceeds of such a sale shall be payable in accordance with the terms of the Charitable Trust as follows. The Purported Beneficial Transferee will receive the lesser of (i) the price per share received by the Trust from the transfer of the Excess Shares or
(ii) the price per Share such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the Excess Shares, or, if the Purported Beneficial Transferee did not give value for such Excess Shares in the event resulting in Excess Shares, a price per Share equal to the Market Price for the Excess Shares on the date of the purported Transfer or other event that resulted in the Excess Shares. Any proceeds in excess of the amount payable to the Purported Beneficial Transferee shall be payable to the Charitable Beneficiary. Upon such transfer of an interest in the Charitable Trust, the corresponding Excess Shares in the Charitable Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee. If, prior to the discovery by the Trust that Shares have been transferred to the trustee of the Charitable Trust, such shares are sold by a Purported Beneficial Transferee or Purported Record Transferee, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Purported Beneficial Transferee or Purported Record Transferee received an amount for such shares that exceeds the amount that such Purported Beneficial Transferee or Purported Record Transferee was entitled to receive pursuant to this Section 5.19, such excess shall be paid to the trustee of the Charitable Trust upon demand.

         SECTION 5.20 Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, on the date of the transaction or event resulting in such Excess Shares at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a gift, devise or other purported Transfer or event not involving any payment, the Market Price at the time of such gift, devise or other purported Transfer or event not involving any payment) and (b) the Market Price of Common Shares or Preferred Shares to which such Excess Shares relate on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of 90 days after the later of (a) the date of the transaction or event that resulted in such Excess Shares and (b) the date the Trustees determine in good faith that a transaction or event resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer or event pursuant to Section 5.5, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 5.19.

         SECTION 5.21 Trust as Agent. If any of the foregoing provisions of this
Article V are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, and to comply with the determination of such court, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust and subject to its direction.

         SECTION 5.22 Amendment to Article V. Notwithstanding any other provision in this Declaration of Trust or Bylaws, unless no Shares are outstanding or subscribed for, no Section of this Article V may be amended or repealed without the affirmative vote of the holders of two-thirds of the Shares then outstanding and entitled to vote.

         SECTION 5.23 Priority of New York Stock Exchange, Inc. Transactions. Notwithstanding anything in this Article V to the contrary, nothing herein shall preclude the settlement of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V.

                                   ARTICLE VI

                                  SHAREHOLDERS

         SECTION 6.1 Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at the time of or after delivery of the annual report of operations of the Trust, to the extent such a report is required to be delivered pursuant to Title 8, at such time and convenient place as shall be determined by or in the manner prescribed in the

Bylaws at which the Trustees shall be elected in accordance with the provisions of Section 2.2 and the Bylaws and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

         SECTION 6.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 6.1 and 2.3; (b) amendment of any provision of this Declaration of Trust as provided in Section 8.1, except that the Trustees may amend this Declaration of Trust to increase or decrease the aggregate number of Shares of any class without a vote of Shareholders as provided in Section 4.1(b); (c) termination of the Trust as provided in Section 9.2; (d) reorganization of the Trust as provided in Section 8.2; (e) merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust Property, except for (i) a merger into the Trust of any entity in which the Trust owns ninety percent (90%) or more of the entire equity interests in such entity, or (ii) a merger that does not reclassify or change the Trust's outstanding Shares or otherwise amend this Declaration of Trust and the number of Shares to be issued or delivered pursuant to the merger is not more than twenty percent (20%) of the number of Shares of the same class or series outstanding immediately before the merger becomes effective, as provided in
Section 8.3; (f) any matter for which a vote of Shareholders is required by a national securities exchange or other market on which the Shares are traded; (g) revocation of the Trust's REIT status as provided in Section 1.5; and (h) such other matters with respect to which a vote of the Shareholders is required by applicable law or the Trustees have adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Except with respect to subsection (a) above, none of the actions enumerated in this Section 6.2 may be taken by the Shareholders unless such action has first been approved by the Trustees. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

                                   ARTICLE VII

                 LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
                              EMPLOYEES AND AGENTS
                   AND TRANSACTIONS BETWEEN THEM AND THE TRUST

         SECTION 7.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of such Shareholder's status as a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

         SECTION 7.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property, or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         SECTION 7.3 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

         SECTION 7.4 Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses to, as such expenses are incurred by, each Shareholder, Trustee, officer, employee or agent of the Trust (including any Person who, while a Shareholder, Trustee, officer, employee or agent of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such Person may become subject by reason of that Person being or having been a Shareholder, Trustee, officer, employee or agent. The Trust shall have the power to provide such indemnification and advancement of expenses to a Person who served a predecessor of the Trust in any of the capacities described above and to any employee or agent of the Trust or a predecessor of the Trust.

         SECTION 7.5 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, a contract or transaction for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

                                  ARTICLE VIII

                     AMENDMENT; REORGANIZATION; MERGER, ETC.

         SECTION 8.1 Amendment.

                  (a) This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except that the terms of service of the Trustees set forth in Section 2.2, as well as Section 2.3, Article V,
Section 6.2, Section 9.1 and this sentence of this Section 8.1, may be amended only by the affirmative vote of the holders of two-thirds of the Shares then outstanding and entitled to vote.

                  (b) The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under Title 8 or Sections 856-860 of the Code.

                  (c) The Trustees, by a majority vote, may (i) amend provisions of this Declaration of Trust from time to time to increase or decrease the aggregate number of Shares of any class that the Trust has the authority to issue and to establish the terms of any class of Shares pursuant to Sections 4.2, 4.3, 4.4 or 4.5, and (ii) amend any provision of this Declaration of Trust if there are no Shares outstanding or subscribed for entitled to be voted on an amendment.

                  (d) An amendment to this Declaration of Trust shall become effective as provided in Section 10.5.

                  (e) This Declaration of Trust may not be amended except as provided in this Section 8.1.

         SECTION 8.2 Reorganization. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to
(a) cause the organization of a corporation, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust; (b) merge the Trust into or sell, convey and transfer the Trust Property to, any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Trust; and (c) thereupon terminate the Trust and deliver such Securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

         SECTION 8.3 Merger, Consolidation or Sale of Trust Property.

                  (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (i) merge the Trust into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell or otherwise dispose of all or substantially all of the Trust Property; provided, however, that, except as provided in Section 6.2, such action shall have been approved, at a meeting of the Shareholders called for such purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

                  (b) A vote of the Shareholders shall not be required for the merger into the Trust of any entity in which the Trust owns 90% or more of the entire equity interests in such entity, subject to the conditions and rights set forth in Section 8-501.1(c)(4) of Title 8.

                  (c) A vote of the Shareholders shall not be required if the merger does not reclassify or change the Trust's outstanding shares or otherwise amend this Declaration of Trust and if the number of shares to be issued or delivered in the merger is not more than twenty percent (20%) of the number of shares of the same class or series outstanding immediately before the merger becomes effective.

                                   ARTICLE IX

                        DURATION AND TERMINATION OF TRUST

         SECTION 9.1 Duration of Trust. The Trust shall continue perpetually unless terminated pursuant to Section 9.2 or pursuant to any applicable provisions of Title 8.

         SECTION 9.2 Termination of Trust.

                  (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Upon the termination of the Trust:

                           (i)      The Trust shall carry on no business except
for the purpose of winding up its affairs.

                           (ii)     The Trustees shall proceed to wind up the
affairs of the Trust, and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at a public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

                           (iii)    After paying or adequately providing for the
payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights, so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares (other than Common Shares) at the time outstanding shall be entitled, the remaining Trust Property available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Shares (other than Common Shares) at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

                  (b) After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and thereupon the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 Governing Law. This Declaration of Trust is approved by the Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

         SECTION 10.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Shareholders;
(d) a copy of this Declaration of Trust or the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

         SECTION 10.3 Provisions in Conflict with Law or Regulations.

                  (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with Title 8 or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of

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

Trust, even without any amendment of this Declaration of Trust pursuant to
Section 8.1; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

                  (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         SECTION 10.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. In defining or interpreting the powers and duties of the Trustees and officers of the Trust, reference may be made, to the extent appropriate and not inconsistent with Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time. This Declaration of Trust is subject to modification to Title 8 by public general law of the General Assembly.

         SECTION 10.5 Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. Articles of amendment, setting forth any amendment and stating the manner in which it was approved, shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         THIRD: The First Amended and Restated Declaration of Trust of the Company as set forth above has been duly advised by the board of trustees and approved by the shareholders of the Company as required by law.

         FOURTH: The current address of the principal office of the Company is 7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland 20814.

         FIFTH: The name and address of the resident agent of the Company is as set forth in Article I of the First Amended and Restated Declaration of Trust above.

         SIXTH: The number of trustees of the Company and the names of those currently in office are as set forth in Article II of the First Amended and Restated Declaration of Trust above.

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
         SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement was Six Hundred Million (600,000,000) shares of beneficial interest, consisting of Five Hundred Million (500,000,000) shares of common stock, $0.001 par value and One Hundred Million (100,000,000) shares of preferred stock, $0.001 par value, having an aggregate par value of Six Hundred Thousand Dollars ($600,000).

         EIGHTH: The total number of shares of stock which the Company has authority to issue, pursuant to the Declaration of Trust of the Company as amended and restated is Two Hundred Million (200,000,000) shares of beneficial interest, consisting of One Hundred Fifty Million (150,000,000) shares of common stock, $0.001 par value and Fifty Million (50,000,000) shares of preferred stock, $0.001 par value, having an aggregate par value of Two Hundred Thousand Dollars ($200,000).

         NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the trust act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of the President's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ______ day of September, 2003.

ATTEST:                                FIRST POTOMAC REALTY TRUST

________________________________       By:______________________________ (SEAL)
Kyung Rhee, Secretary                     Douglas J. Donatelli, President

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